                                                                    Exhibit 21.1

                                                                   (Page 1 of 4)

                                                                   Jurisdiction
          Subsidiary Name                          Ownership    of Incorporation
--------------------------------------------------------------------------------

Exide Canada, Inc.                                     100.00%        Canada
  8301 Keele St.
  Maple, Ontario
  Canada L6A 1T2

General Battery Corporation                            100.00%     Pennsylvania
  645 Penn Street
  Reading, PA 19601

Sociedad Espanola del Acumulador Tudor, SA              95.77%        Spain
  Condesa de Venadito, 1
  28027 Madrid, Spain

Gaztambide, SA                                         100.00%        Spain
  Condesa de Venadito, 1
  28027 Madrid, Spain

Terrenos y Construcciones, SA                          100.00%        Spain
  Condesa de Venadito, 1
  28027 Madrid, Spain

Sociedad Portugesa do Acumulador Tudor, SA (SPAT)       94.51%       Portugal
  Rua Actor Tasso, 1
  1050 Lisboa, Portugal

Exide Verwaltungsgesellschaft                          100.00%       Germany
  Coesterweg, 45
  D-59494 Soest, Germany

Hagen, AG                                               98.50%       Germany
  Coesterweg, 45
  D-59494 Soest, Germany

Exide Automotive, GmbH                                 100.00%       Germany
  Miramstrasse 74
  34123 Kassel, Germany

Exide Batteriewerke, GmbH                              100.00%       Austria
  Puntigamerstrasse 127
  8055 Graz, Austria

Mercolec Tudor, BV                                     100.00%     Netherlands
  Amsteldjik 166
  1079 LH Amsterdam, Netherlands

                                                                   (Page 2 of 4)

                                                                   Jurisdiction
          Subsidiary Name                          Ownership    of Incorporation
--------------------------------------------------------------------------------

Tudor Hellenic SA                                      100.00%        Greece
  3 Plastira Str
  GR 144-52 Metamorfosi, Greece

Tudor India                                             51.00%        India
  147 Jolly Maker Chambers 2 - 14th Floor
  Nariman Point - Bombay 400021  India

Exide Holding Europe SA                                100.00%        France
  5 a 7 allee des Pierres Mayettes
  92636 Gennevilliers, France

Compagnie Europeene d' Accumulateurs                   100.00%        France
  5 a 7 allee des Pierres Mayettes
  92636 Gennevilliers, France

TS Batteries                                           100.00%        France
  5 a 7 allee des Pierres Mayettes
  92636 Gennevilliers, France

Batterie Hagen SA                                      100.00%        France
  5 a 7 allee des Pierres Mayettes
  92636 Gennevilliers, France

Exide Automotive BV                                     99.81%       Belgium
  93 rue de Florival
  1390 Archennes, Belgium

CPM Batterijen NV                                       99.81%       Belgium
  93 rue de Florival
  1390 Archennes, Belgium

Hagen Batterijen BV                                    100.00%     Netherlands
  Zoonebaan 6
  3606 CA Maarsen, Netherlands

CMP Batterijen BV                                      100.00%     Netherlands
  Postus 162 Produktiestraat 25
  3130 AD Viaardingen, Netherlands

ATSA Batterijen BV                                     100.00%     Netherlands
  Energieweg 105 Postbus 26
  3640 AA Mijdrecht, Netherlands

                                                                   (Page 3 of 4)

                                                                   Jurisdiction
          Subsidiary Name                          Ownership    of Incorporation
--------------------------------------------------------------------------------

Exide Automotive BV                                    100.00%     Netherlands
  Energieweg 105
  3641 RT Mijdrecht, Netherlands

Industria Composizione Stampate SpA (ICS)              100.00%        Italy
  Via bergamo, 1
  Canonica d'Adda Bergamo 28040, Italy

Societa Industriale Accumulatori Srl (SINAC)           100.00%        Italy
  Via Dante Alighieri 100/106
  Romano Di Lombardia, Italy

Compagnie Generale Accumulatori SpA (CGA)              100.00%        Italy
  Via Benevento 40
  80013 Casalnuovo di Napoli, Italy

TS Batterie Srl                                        100.00%        Italy
  Via Monzese 76
  Segrate, Italy

Accumulatorenfabrik Sonnencshein GmbH                  100.00%       Germany
  Thiergarten
  63654 Budingen

Sonnenschein Lithium GmbH                              100.00%       Germany
  Industriesstrasse 22
  63654 Budigen

CENTRA Spolka Akcyjna (CENTRA)                          96.05%        Poland
  Gdynska 31/33
  61-0166 Pozen, Poland

INCI CEAc Aku Sanayi; Anoi Sirketi                      50.00%        Turkey
  Organize Sanayi Bolgesi
  45030 Maines, Turkey

Fulmen Iberica                                          96.12%        Spain
  Poligono Industrial El Pla
  C/Miguel Torello Pages, 11-13
  06750 Molin de rel, Spain

Tudor AB                                               100.00%        Sweden
  S-44041 NOL Sweden

                                                                   (Page 4 of 4)

                                                                   Jurisdiction
          Subsidiary Name                          Ownership    of Incorporation
--------------------------------------------------------------------------------

Exide Sonnak A/S                                       100.00%        Norway
  Molovelen 25
  N-3191 Horten, Norway

Exide Oy                                               100.00%       Finland
  Sahkotie, 8
  Sf-01510 Vantaa, Finland

CMP Batteries Limited                                  100.00%       England
  PO Box 1 Salford Road Over Hulton
  Bolton BL5 1DD

TS Batteries Limited                                   100.00%       England
  PO Box 1 Salford Road Over Hulton
  Bolton BL5 1DD

Euro Exide Corporation Limited                         100.00%    United Kingdom
  Exide House, 24 Atlantic Square
  Station Road, Witham Essex, UK

Exide Batteries Limited                                 81.50%    United Kingdom
  Caldicot Way, Cwmbran
  Gwent, Wales

BIG Batteries Limited                                   81.50%    United Kingdom
  Caldicot Way, Cwmbran
  Gwent, Wales

BIG France SARL                                         81.50%        France
  6/10 rue Olaf Palme, Emerinville Pariest, 77312
  Marne la Vallee, France

Exide (Holdings) Limited                                81.50%    United Kingdom
  Chequers Lane
  Dagenham, Essex RM9 6PX

Exide (Dagenham) Limited                                81.50%    United Kingdom
  Chequers Lane
  Dagenham, Essex RM9 6PX

Exide Batterier AB                                      81.50%        Sweden
  Box 458
  651 10 Karistad, Stockholm, Sweden